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                                                            Exhibit 5


May 1, 2002



K-V Pharmaceutical Company
2503 South Hanley Road
St. Louis, Missouri 63144


Re: Registration Statement on Form S-3
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Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-3 filed by K-V Pharmaceutical Company (the "Company") on May 1, 2002 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 750,000 shares of the Company's Class A common stock, $0.01 par value (the "Shares"), in connection with the Company's
2002 Consultants Plan (the "Plan"), all as provided in the Registration Statement. In rendering the opinions set forth herein, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Certificate of Incorporation and Bylaws, each as amended and currently in effect, the resolutions adopted by the Company's Board of Directors relating to the transaction, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, the undersigned assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of statements submitted to us by officers and representatives of the Company.

         Based only on the foregoing, the undersigned is of the opinion that the Shares to be issued by the Company, when issued as provided by the Plan, will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the section of the Registration Statement entitled "Legal Matters."

                                                    Very truly yours,

                                                    /s/ Thompson Coburn LLP